Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of December 20, 2006 (this “Agreement”), between NATIONAL HEALTHCARE CORPORATION, a Delaware corporation (“Parent”), and NATIONAL HEALTH REALTY, INC., a Maryland corporation (“Company”), and each stockholder of Parent and Company whose name and signature is set forth on the signature page hereof (collectively, the “Stockholders,” and each, a “Stockholder”).

WHEREAS, Davis Acquisition Sub LLC, a Delaware corporation and a wholly-owned subsidiary of NHC/OP (“Merger Subsidiary”), NHC/OP, L.P., a Delaware limited partnership (“NHC/OP”), Parent and Company are, concurrently with the execution hereof, entering into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, a successor to Company will merge with and into Merger Subsidiary, with Merger Subsidiary being the surviving entity (the “Merger”), and upon the consummation of the Merger each share of common stock of the successor to Company, par value $0.01 per share, will be converted into the right to receive the Merger Consideration;

WHEREAS, each Stockholder is the record and/or beneficial owner of such number of shares of common stock of Parent, par value $0.01 per share (the “Parent Common Stock”), or shares of common stock of Company, par value $0.01 per share (the “Company Common Stock”) as the case may be, as is set forth opposite such Stockholder’s name on Schedule I hereof (collectively, the “Existing Shares”);

WHEREAS, each Stockholder acknowledges that Merger Subsidiary, NHC/OP, Parent and Company are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of such Stockholder set forth in this Agreement and would not enter into the Merger Agreement if each such Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Parent, Company and each Stockholder agree as follows:

1.  Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement. The following words have the meanings given to them below.

“beneficial ownership” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Consolidation” means the consolidation of Company with its wholly-owned subsidiary pursuant to the Articles of Consolidation, as a result of which a new Maryland corporation shall be formed which (i) shall assume the corporate name “National Health Realty, Inc.,” (ii) shall have as its outstanding stock only the stock of Company outstanding immediately prior to the effectiveness of such consolidation, and (iii) shall succeed to the business, properties, assets and rights and become subject to all of the obligations and liabilities of Company, including the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“person” has the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

“Representative” with respect to any person who is an individual, any affiliate of such person (including any family member or any entity controlled by such person), or any agent, representative or advisor of such person, including any investment banker, attorney or accountant retained by such person or any of such person’s affiliates.

“Shares” means, (i) with respect to each Stockholder of Company, all Existing Shares of such Stockholder that are shares of Company Common Stock, and any shares of Company Common Stock, beneficial ownership of which is acquired by such Stockholder after the date hereof, including, without limitation, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security, and (ii) with respect to each Stockholder of Parent, all Existing Shares of such Stockholder that are shares of Parent Common Stock, and any shares of Parent Common Stock, beneficial ownership of which is acquired by such Stockholder after the date hereof, including without limitation, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security.

“Support Documents” means this Agreement and all other agreements, instruments and other documents executed and delivered by each Stockholder in connection with this Agreement.

“Termination Time” means the earliest of the following: (i) the time at which Parent and Company give joint written notice to each of the Stockholders that the Termination Time has occurred; (ii) the Effective Time; and (iii) the time at which the Merger Agreement terminates pursuant to Section 7.01 thereof.

“Voting Shares” means, (i) with respect to each Stockholder of Company, such Stockholder’s Shares, not including Shares that are the subject of unexercised options, warrants, rights or convertible securities, and (ii) with respect to each Stockholder of Parent, such Stockholder’s Shares, not including Shares that are the subject of unexercised options, warrants, rights or convertible securities.

2.  Agreement to Vote.

(a)  In order to induce Merger Subsidiary and Parent to enter into the Merger Agreement, each Stockholder of Company hereby agrees that, from and after the date hereof and until the Termination Time, at any meeting of the stockholders of Company, however called, or in connection with any written consent of the stockholders of Company, such Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause such Stockholder’s Voting Shares to be counted as present thereat for purposes of establishing a quorum, and each such Stockholder shall vote (or cause to be voted) or act by written consent with respect to all of its Voting Shares that are beneficially owned by each such Stockholder or its affiliates or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement, the Consolidation and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement or of any Stockholder of Company contained in this Agreement; (iii) against any Company Takeover Proposal; and (iv) against any other action, agreement or transaction (other than the Merger Agreement and the transactions contemplated thereby) that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially adversely affect the Consolidation, the Merger or the performance by each of the Stockholders of Company of such Stockholder’s obligations under this Agreement, including, but not limited to (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Company or any of its Subsidiaries (other than the Consolidation or the Merger); (B) a sale, lease or transfer of a material amount of assets of Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of Company or any of its Subsidiaries; (C) a material change in the policies or management of Company; (D) an election of new members to the board of directors of Company; (E) any material change in the present capitalization or dividend policy of Company or any amendment or other change to Company’s articles of incorporation (other than as contemplated in the Merger Agreement); or (F) any other material change in Company’s corporate structure (other than as contemplated in the Merger Agreement) or business. Each Stockholder of Company hereby agrees that such Stockholder will not enter into any voting or other agreement or understanding with any person or entity or grant a proxy or power of attorney with respect to such Stockholder’s Shares prior to the Termination Time (other than a proxy or power of attorney to an officer of Parent that may be exercised solely in accordance with this Section 2 and except as provided in Section 3 below) or vote or give instructions in any manner inconsistent with clauses (i), (ii), (iii) or (iv) of the preceding sentence. Each Stockholder of Company hereby agrees, during the period commencing on the date hereof and ending on the Termination Time, not to vote or execute any written consent in lieu of a stockholders meeting or vote, if such consent or vote by the stockholders of Company would be inconsistent with or frustrate the purposes of the other covenants of such Stockholder pursuant to this paragraph.

(b)  In order to induce Company to enter into the Merger Agreement, each Stockholder of Parent hereby agrees that, from and after the date hereof and until the Termination Time, at any meeting of the stockholders of Parent, however called, or in connection with any written consent of the stockholders of Parent, such Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause such Stockholder’s Voting Shares to be counted as present thereat for purposes of establishing a quorum, and each such Stockholder shall vote (or cause to be voted) or act by written consent with respect to all of its Voting Shares that are beneficially owned by each such Stockholder or its affiliates or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of the establishment and issuance of the Series A Convertible Preferred Stock of Parent (including any related amendment to the certificate of incorporation of Parent) pursuant to and in accordance with the Merger Agreement and in favor of adoption and approval of this Agreement; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of any Stockholder of Parent contained in this Agreement; and (iii) against any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially adversely affect the performance by each of the Stockholders of Parent of such Stockholder’s obligations under this Agreement. Each Stockholder of Parent hereby agrees that such Stockholder will not enter into any voting or other agreement or understanding with any person or entity or grant a proxy or power of attorney with respect to such Stockholder’s Shares prior to the Termination Time (other than a proxy or power of attorney to an officer of Company that may be exercised solely in accordance with this Section 2 and except as provided in Section 3 below) or vote or give instructions in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence. Each Stockholder of Parent hereby agrees, during the period commencing on the date hereof and ending on the Termination Time, not to vote or execute any written consent in lieu of a stockholders meeting or vote, if such consent or vote by the stockholders of Parent would be inconsistent with or frustrate the purposes of the other covenants of such Stockholder pursuant to this paragraph.

3.  Proxy.

(a)  As security for its obligations under Section 2 hereof, each Stockholder of Company hereby grants to, and appoints, Robert Adams, Donald Daniel and John Lines, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, and any other person designated in writing by Parent, each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent, to the fullest extent permitted by and subject to applicable law, with respect to such Stockholder’s Shares in accordance with Section 2 hereof. THIS PROXY IS COUPLED WITH AN INTEREST, SHALL BE IRREVOCABLE AND SHALL TERMINATE AT THE TERMINATION TIME. Each Stockholder of Company will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder’s Shares.

(b)  As security for its obligations under Section 2 hereof, each Stockholder of Parent hereby grants to, and appoints, Robert Adams, Donald Daniel and John Lines, in their respective capacities as officers of Company, and any individual who shall hereafter succeed to any such officer of Company, and any other person designated in writing by Company, each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution) to vote or act by written consent, to the fullest extent permitted by and subject to applicable law, with respect to such Stockholder’s Shares in accordance with Section 2 hereof. THIS PROXY IS COUPLED WITH AN INTEREST, SHALL BE IRREVOCABLE AND SHALL TERMINATE AT THE TERMINATION TIME. Each Stockholder of Parent will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder’s Shares.

4.  Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows:

(a)  Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)  Authority; Enforceability. Parent has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent’s board of directors and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and is a valid and legally binding obligation of Parent, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally, and subject to general principles of equity, whether applied by a court of law or equity.

(c)  No Conflict. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the certificate of incorporation or by-laws of Parent, (ii) conflict with or violate any law, rule, regulation or order applicable to Parent or by which any of its properties or assets is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its respective properties is bound, except for any thereof that could not reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or under the Merger Agreement or to consummate the transactions contemplated hereby or thereby on a timely basis.

5.  Representations and Warranties of Company. Company represents and warrants to each Stockholder as follows:

(a)  Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

(b)  Authority; Enforceability. Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Company’s board of directors and no other corporate proceedings on the part of Company are necessary to authorize the execution and delivery of this Agreement by Company and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and is a valid and legally binding obligation of Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally, and subject to general principles of equity, whether applied by a court of law or equity.

(c)  No Conflict. The execution and delivery of this Agreement by Company do not, and the performance of this Agreement by Company will not, (i) conflict with or violate the charter or by-laws of Company, (ii) conflict with or violate any law, rule, regulation or order applicable to Company or by which any of its properties or assets is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or any of its respective properties is bound, except for any thereof that could not reasonably be expected to materially impair the ability of Company to perform its obligations hereunder or under the Merger Agreement or to consummate the transactions contemplated hereby or thereby on a timely basis.

6.  Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent and Company as follows:

(a)  Organization. If such Stockholder is not an individual, such Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)  Authority. If such Stockholder is not an individual, such Stockholder has all necessary authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder.

(c)  Enforceability. This Agreement has been duly executed and delivered by such Stockholder and is a valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the rights and remedies of creditors generally, and subject to general principles or equity, whether applied by a court of law or equity.

(d)  No Conflict. The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is not an individual, conflict with or violate the certificate of incorporation or by-laws, or trust agreement or other organizational documents, of such Stockholder, (ii) conflict with or violate any law, rule, regulation or order applicable to such Stockholder or by which any of such Stockholder’s properties or assets is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any lien on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets is bound, except for any thereof that would not result in the imposition of a lien on such Stockholder’s Shares and would not reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or under the Merger Agreement or to consummate the transactions contemplated hereby or thereby on a timely basis.

(e)  No Consent. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of such Stockholder’s obligations hereunder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity other than filings required under the Exchange Act disclosing the execution of this Agreement and the terms hereof.

(f)  No Proceedings. There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that could reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder on a timely ba-

sis, and there is no agreement, commitment or law to which such Stockholder is subject that could reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder on a timely basis.

(g)  Ownership. Such Stockholder’s Existing Shares are owned beneficially and of record by such Stockholder except as indicated on Schedule I opposite such Stockholder’s name. Such Stockholder’s Existing Shares constitute all of the shares of Parent Common Stock or Company Common Stock, as the case may be, owned of record or beneficially by such Stockholder. Except for units of NHR/OP, L.P. which are convertible into Company Common Stock, all of the Existing Shares are issued and outstanding and, except as indicated on Schedule I opposite such Stockholder’s name, such Stockholder does not own, of record or beneficially, any warrants, options, convertible securities or other rights to acquire any shares of Parent Common Stock or Company Common Stock, as the case may be. Such Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Stockholder’s Existing Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(h)  No Encumbrances. Such Stockholder’s Shares and the certificates representing such Shares (if any) are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except as arising hereunder.

(i)  No Finder’s Fees. Except as provided in the Merger Agreement, no broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder for which Merger Subsidiary, Parent or Company or any of their respective Subsidiaries could be or become liable.

7.  Agreements of the Stockholders.

(a)  Restrictions on Transfer; Proxies; Non-Interference.(i) Each Stockholder of Company hereby agrees, until the Termination Time, not to (A) sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of such Stockholder’s Shares (whether acquired heretofore or hereafter) or any interest in any of the foregoing, except to Parent, (B) in connection with any Company Takeover Proposal, vote, agree to vote, grant any proxy or power of attorney to vote, deposit into a voting trust or enter into a voting agreement with respect to, any of such Stockholder’s Shares except for, with, by or on behalf of Merger Subsidiary or Parent or (C) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing such Stockholder from performing such Stockholder’s obligations under this Agreement, or that would otherwise materially hinder or delay Parent from consummating the Merger.

(ii) Each Stockholder of Parent hereby agrees, until the Termination Time, not to take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing such Stockholder from performing such Stockholder’s obligations under this Agreement.

(b)  Non-Solicitation. Each Stockholder of Company acknowledges that such Stockholder has received a copy of, and read, the Merger Agreement, including Section 4.02 thereof. Such Stockholder agrees to comply with the provisions of the Merger Agreement to the extent applicable to Company’s Representatives, and, without limiting the foregoing, agrees to, and to cause such Stockholder’s Representatives to, comply with Section 4.02 thereof (for this purpose, the term “Company Takeover Proposal” shall include any inquiry, expression of interest, proposal or offer with respect to any matter described in Section 7(a) hereof).

(c)  Information. (i) Each Stockholder of Company hereby agrees, until the Termination Time, to notify Parent promptly of (A) the number of any additional shares of Company Common Stock and the number and type of any other Shares of Company Common Stock acquired by such Stockholder, if any, after the date hereof and (B) any such inquiries or proposals that are received by, any such information that is requested from, or any such negotiations or discussions that are sought to be initiated or continued with, such Stockholder of Company with respect to any matter described in Section 7(a) or 7(b).

(ii) Each Stockholder of Parent hereby agrees, until the Termination Time, to notify Company promptly of the number of any additional shares of Parent Common Stock and the number and type of any other Shares of Parent Common Stock acquired by such Stockholder, if any, after the date hereof.

(d)  Waiver of Appraisal Rights. Each Stockholder of Company hereby waives any rights of appraisal or rights to dissent from the Consolidation, the Merger and each of the other transactions contemplated by the Merger Agreement that such Stockholder may have.

(e)  Stop Transfer. Each Stockholder of Company will not request Company to, and Company will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.

8.  Further Assurances. From time to time, at Parent’s or Company’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, no Stockholder shall enter into an agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement.

9.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (2) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the fifth business day following the date of mail-

ing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given the relevant party at the address stated in the Merger Agreement, in the case of Parent and Company, and on Schedule I hereto, in the case of the Stockholders, or at any other address as the party may specify for this purpose by notice to the other party pursuant to this Section 9.

10.  No Waivers. No failure or delay by Parent, Company or any Stockholder in exercising any right, power or privilege under any Support Document shall operate as a waiver of that right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Support Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

11.  Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Support Document shall be effective unless it shall be in writing and signed and delivered by Parent, Company and each affected Stockholder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

12.  Successors and Assigns; Third Party Beneficiaries.

(a)  Except pursuant to the Consolidation, no party shall assign any of such party’s rights or remedies or delegate any of such party’s obligations or liabilities, in whole or in part, under any Support Document. Any assignment or delegation in contravention of this Section 12 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under any Support Document.

(b)  The provisions of each Support Document shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

13.  Governing Law. This Agreement and each other Support Document shall be governed by and construed in accordance with the laws of the State of Delaware, except as it relates to shares of Maryland corporations in a way specifically governed by Maryland law

14.  Severability of Provisions. If any term or other provision of any Support Document is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of such Support Document shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify such Support Document so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

15.  Headings and References. Article and section headings in each Support Document are included for the convenience of reference only and do not constitute a part of the Support Document for any other purpose. References to articles and sections in any Support Document are references to the sections of the Support Document unless the context shall require otherwise. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

16.  Entire Agreement. The Support Documents embody the entire agreement and understanding of each of the parties hereto, and supersede all other written or oral prior agreements or understandings, with respect to the subject matters of the Support Documents.

17.  Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of any Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Support Agreements and to enforce specifically the terms and provisions of the Support Agreements in any court of the United States or of the State of New York court sitting in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

18.  Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Support Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

19.  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

20.  Officers and Directors. Notwithstanding anything to the contrary in this Agreement, in the event a Stockholder is a director or officer of Parent or Company, nothing in this Agreement is intended or shall be construed to require such Stockholder, in his or her capacity as a director or officer of Parent or Company, to act or fail to act in accordance with his or her duties under applicable law in such capacity. Furthermore, no Stockholder who is or becomes (during the term hereof) a director or officer of Parent or Company makes any agreement or understanding herein in his or her capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability to any Stockholder in such Stockholder’s capacity as a director or officer of Parent or Company. For the avoidance of doubt, nothing in this Section 20 shall in any way limit, modify or abrogate any of the obligations of the Stockholders hereunder, including (a) to vote the Shares in accordance with the terms of this Agreement and (b) in the case of Stockholders of Company, to not transfer any of such Stockholders’ Shares except as permitted under Section 7(a) above.

21.  Waiver of Jury Trial. Each party to this Agreement, as a condition of such party’s right to enforce or defend any right under or in connection with this Agreement or any other Support Document, waives any right to a trial by jury in any action to enforce or defend any right under this Agreement or any other Support Document and agrees that any action shall be tried before a court and not before a jury.

IN WITNESS WHEREOF, Parent, the Company and each of the undersigned Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

NATIONAL HEALTHCARE CORPORATION

By: /s/ R. Michael Ussery
Name: R. Michael Ussery
Title: Senior V.P., Operations

NATIONAL HEALTH REALTY, INC.

By: /s/ Robert G. Adams
Name: Robert G. Adams
Title: President

STOCKHOLDERS OF PARENT:

/s/ James Paul Abernathy
Name: James Paul Abernathy

/s/ Robert G. Adams
Name: Robert G. Adams

/s/ W. Andrew Adams
Name: W. Andrew Adams

/s/ Ernest G. Burgess, III
Name: Ernest G. Burgess, III

/s/ Emil E. Hassan
Name: Emil E. Hassan

/s/ Richard F. LaRoche, Jr.
Name: Richard F. LaRoche, Jr.

/s/ Lawrence C. Tucker
Name: Lawrence C. Tucker

STOCKHOLDERS OF COMPANY:

/s/ James Paul Abernathy
Name: James Paul Abernathy

/s/ Robert G. Adams
Name: Robert G. Adams

/s/ W. Andrew Adams
Name: W. Andrew Adams

/s/ Ernest G. Burgess, III
Name: Ernest G. Burgess, III

/s/ James R. Jobe
Name: James R. Jobe

/s/ Richard F. LaRoche, Jr.
Name: Richard F. LaRoche, Jr.

/s/ Joseph M. Swanson
Name: Joseph M. Swanson

Schedule I

Stockholder of Parent	Notice Address	Number of Existing Shares
James Paul Abernathy	2102 Greenland Dr. Murfreesboro, TN 37130	10,473
Robert G. Adams	100 Vine St. Ste. 1400 Murfreesboro, TN 37130	354,932
W. Andrew Adams	100 Vine Street, Suite 1200 Murfreesboro, TN 37130	1,093,652
Ernest G. Burgess, III	7097 Franklin Road Murfreesboro, TN 37128	146,204
Emil E. Hassan	1704 Irby Lane Murfreesboro, TN 37127	6,000
Richard F. LaRoche, Jr.	2103 Shannon Dr. Murfreesboro, TN 37129	343,951
Lawrence C. Tucker	140 Broadway New York, NY 10005	720,155

Stockholder of Company	Notice Address	Number of Existing Shares
James Paul Abernathy	2102 Greenland Dr. Murfreesboro, TN 37130	8,187
W. Andrew Adams	100 Vine Street, Suite 1200 Murfreesboro, TN 37130	1,257,681
Robert G. Adams	100 Vine St. Ste. 1400 Murfreesboro, TN 37130	436,309
Ernest G. Burgess, III	7097 Franklin Road Murfreesboro, TN 37128	140,000
James R. Jobe	707 Regal Drive Murfreesboro, TN 37129	0
Joseph M. Swanson	1188 Park Avenue Murfreesboro, TN 37129	5,000
Richard F. LaRoche, Jr.	2103 Shannon Dr. Murfreesboro, TN 37129	372,714